Exhibit 23.1

 13620 38th Ave Ste 10H, Flushing, NY 11354 US Tel:+1-347-871-1768 中国：+86-185-8360-2380 http://www.jlkzcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Blue Hat Interactive Entertainment Technology and subsidiaries on Form F-1 of our report dated August 13, 2020, with respect to our audits of consolidated financial statements of Blue Hat Interactive Entertainment Technology and subsidiaries as of and for the year then ended December 31, 2019.

We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

Very truly yours,

/s/ JLKZ CPA LLP

Flushing, New York August 14, 2020